EXHIBIT 99.1

                           JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13D-1(k)1

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:   May 28, 2008

D.B. ZWIRN SPECIAL OPPORTUNITIES     D.B. ZWIRN SPECIAL OPPORTUNITIES
FUND, L.P.                           FUND, LTD.
By: D.B. Zwirn & Co., L.P.           By: D.B. Zwirn & Co., L.P.
By: DBZ GP,LLC,                      By: DBZ GP, LLC,
  its General Partner                  its General Partner
By: Zwirn Holdings, LLC,             By: Zwirn Holdings, LLC,
  its Managing Member                  its Managing Member


D.B. ZWIRN & CO., L.P.               ZWIRN HOLDINGS, LLC
By: DBZ GP, LLC,
  its General Partner
By: Zwirn Holdings, LLC,
  its Managing Member


DBZ GP, LLC                          HCM/Z SPECIAL OPPORTUNITIES LLC
By: Zwirn Holdings, LLC,             By: D.B. Zwirn & Co., L.P.
  its Managing Member                By: DBZ GP, LLC,
                                         its General Partner
                                     By: Zwirn Holdings, LLC,
                                         its Managing Member


                         By: /s/Lawrence D. Cutler
                             --------------------------------
                         Name:  Lawrence D. Cutler
                         Title: Authorized Signatory


/s/ Lawrence D. Cutler
------------------------------
LAWRENCE D. CUTLER, as Attorney-in-
Fact for Daniel B. Zwirn